UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2018

HERSHA HOSPITALITY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-14765	251,811,499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Hersha Drive
Harrisburg, Pennsylvania 17102
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (717) 236-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.Submission of Matters to a Vote of Security Holders.
On June 1, 2018, the Company held its 2018 annual meeting of shareholders (the “Annual Meeting”). There were 37,280,630 common shares of the Company represented in person or by proxy at the meeting, constituting approximately 94.79% of outstanding common shares on March 29, 2018, the record date for the Annual Meeting. The matters voted upon at the Annual Meeting and the final results of such voting are set forth below:
Proposal 1: Election of Four Class I Trustees to the Company’s Board of Trustees

	For	Against	Abstain	Broker Non-Votes
Jay H. Shah	29,754,090	340,805	34,980	7,150,755
Thomas J. Hutchison III	29,387,534	706,116	36,225	7,150,755
Donald J. Landry	29,361,023	732,978	35,874	7,150,755
Michael A. Leven	29,220,290	871,109	38,476	7,150,755
All trustee nominees were duly elected.  Each of the individuals named in the table above will serve as a Class I trustee until the 2020 annual meeting of shareholders and until his or her successor is duly elected and qualified.
Proposal 2: Advisory Vote on Executive Compensation

For	Against	Abstain	Broker Non-Votes
18,221,536	11,841,949	66,390	7,150,755

The proposal was approved on an advisory basis.
Proposal 3: Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2018

For	Against	Abstain	Broker Non-Votes
36,758,020	444,362	78,248	N/A

The appointment was ratified.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST

Date: June 4, 2018	By:	/s/ Ashish R. Parikh
Ashish R. Parikh
Chief Financial Officer